BAY HARBOUR MANAGEMENT L.C.               WHIPPOORWILL ASSOCIATES, INC.
885 THIRD AVENUE, 34TH FLOOR              11 MARTINE AVENUE
NEW YORK, NEW YORK 10022                  WHITE PLAINS, NEW YORK 10606

                         BARNEYS NEW YORK, INC.
                         575 FIFTH AVENUE
                         NEW YORK, NEW YORK 10017


                                January 28, 1999


Isetan of America Inc.
660 Madison Avenue, 10th Floor
New York, New York 10021
Attn:  Toshiaki Nakagawa

Gentlemen:

           Reference is made to the Second Amended Joint Plan of Reorganization of Barney's, Inc., dated November 13, 1998 (the "Plan"), and filed with the United States Bankruptcy Court for the Southern District of New York. Except as otherwise defined herein, terms defined in the Plan are used herein as so defined.

           This letter confirms our agreement that in accordance with the Plan each of Bay Harbour Management L.C. for its managed accounts ("Bay Harbour") and Whippoorwill Associates, Inc. as agent and/or general partner for its discretionary accounts and as investment advisor to Whippoorwill/Barney's Obligations Trust-1996 ("Whippoorwill"), for a period of five years from the date hereof (or for such shorter period as they or their Affiliates own shares of common stock, $.01 par value (the "Common Stock") of Barneys New York, Inc. ("New Barneys") (the "Directorship Period")) will (a) vote, or cause to be voted, all shares of Common Stock and any other equity securities of New Barneys held by it and entitled to vote in the election of directors for which it has voting power at any regular or special meeting of stockholders of New Barneys called for the purpose of electing members to the Board of Directors of New Barneys (the "New Barneys Board"), or pursuant to a written consent executed in lieu of such a meeting of stockholders, in favor of the election of one director designated by you to the New Barneys Board, and (b) take all such further commercially reasonable action to arrange for the nomination for election of such person to the New Barneys Board; provided, however, that neither Bay Harbour nor Whippoorwill shall be required to solicit the vote of any other stockholder of New Barneys, other than their respective affiliates.

           In the event that the director designated by you ceases to be a director for any reason (including, but not limited to, death, disability or voluntary departure) during the Directorship Period, you shall have the right to designate a new director immediately upon the occurrence of such vacancy, and Bay Harbour and Whippoorwill shall take the actions specified in the immediately preceding paragraph with respect to such designee.

           New Barneys hereby agrees that, for a period of five years from the date hereof, you may designate one individual (the "Barneys Observer") to attend all meetings of the Board of Directors of Barneys (the "Barneys Board") and one individual (the "New Barneys Observer") to attend all meetings of the New Barneys Board, in each case in a non-voting observer capacity. The Barneys Observer shall be entitled to receive all notices, reports, presentations, and materials (collectively, the "Materials") as if the Barneys Observer were a member of the Barneys Board and the New Barneys Observer shall be entitled to receive all Materials as if the New Barneys Observer were a member of the New Barneys Board.

           In addition, New Barneys hereby agrees that, for so long as a person designated by you serves on the New Barneys Board, New Barneys will vote, or cause to be voted, all shares of common stock of Barneys at any regular or special meeting of stockholders of Barneys called for the purpose of electing members to the Barneys Board, or pursuant to a written consent executed in lieu of such a meeting of stockholders, in favor of the election of your designee on the New Barneys Board as a member of the Barneys Board.

           New Barneys shall not be responsible for any costs or expenses incurred by any observer or designee of yours to either the Barneys Board or the New Barneys Board in attending board meetings or otherwise, including without limitation, any and all costs incurred by any such observer or director in connection with travel, accommodation, translation, interpretation or attorney's fees.

           Any person designated by Isetan to the New Barneys Board or the Barneys Board or to be a New Barneys Observer or a Barneys Observer must either be an employee of Isetan or reasonably acceptable to each of Bay Harbour and Whippoorwill.

           Notwithstanding the foregoing, your rights hereunder shall terminate if you and/or your affiliates cease to (i) be a licensee under the New Trademark License Agreement; and (ii) be a lessor under any of the New Leases; and (iii) own at least one-half of the number of shares of Common Stock initially issued to you under the Plan.

           Your rights hereunder may not be assigned (including by operation of law) except to Isetan Company Limited or any of its wholly-owned subsidiaries without the prior written consent of Bay Harbour, Whippoorwill and New Barneys.

           This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

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


           If you are in agreement with the foregoing, please so indicate by signing and returning to the undersigned one copy of this agreement.

                                Very truly yours,

                                BAY HARBOUR MANAGEMENT L.C.
                                for its managed accounts


                                By:    /s/ Douglas P. Teitelbaum
                                    -------------------------------------
                                    Name:  Douglas P. Teitelbaum
                                    Title: Principal & Portfolio Manager




                                WHIPPOORWILL/BARNEYS OBLIGATIONS TRUST - 1996


                                By: WHIPPOORWILL ASSOCIATES, INC.,
                                    as agent and/or general partner for its
                                    discretionary accounts and as investment
                                    advisor to Whippoorwill/Barney's Obligations
                                    Trust - 1996


                                By:    /s/ David Strumwasser
                                   -------------------------------------
                                   Name:   David Strumwasser
                                   Title:  Managing Director


Acknowledged and Agreed to:     BARNEYS NEW YORK, INC.

ISETAN OF AMERICA INC.


By: /s/ Toshiaki Nakagawa       By:    /s/ Edward Lambert
-------------------------          ------------------------------------
Name:   Toshiaki Nakagawa          Name:   Edward Lambert
Title:  President                  Title:  Executive Vice President
                                           and Chief Financial Officer








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